1996 REVOLVING CREDIT AGREEMENT


         This 1996 Revolving Credit Agreement (the "Agreement") is entered into as of the 28th day of June, 1996, among DATA TRANSMISSION NETWORK CORPORATION, a Delaware corporation having its principal place of business at Suite 200, 9110 West Dodge Road, Omaha, Nebraska 68114 (the "Borrower"), FIRST NATIONAL BANK OF OMAHA, a national banking association having its principal place of business at One First National Center, Omaha, Nebraska 68102 ("FNB-O"), FIRST NATIONAL BANK, WAHOO, NEBRASKA, a national banking association having its principal place of business at Wahoo, Nebraska 68066 ("FNB-W"), NBD BANK, a bank organized under the laws of the State of Michigan and having its principal place of business at 611 Woodward Avenue, Detroit, Michigan 48226 ("NBD"), NORWEST BANK NEBRASKA, N.A., a national banking association having its principal place of business at 20th and Farnam Streets, Omaha, Nebraska 68102 ("Norwest"), FARM CREDIT SERVICES OF THE MIDLANDS, PCA, a production credit association ("Farm Credit") in care of AGAMERICA, FCB, a farm credit bank doing business at 206 South 19th Street, Omaha, Nebraska 68102-1745, THE SUMITOMO BANK, LIMITED, a Japanese bank being represented by its office at 200 North Broadway, Suite 1625, St. Louis, Missouri 63102 and acting through its Chicago branch ("Sumitomo"), MERCANTILE BANK OF ST. LOUIS, N.A., a national banking association having its principal place of business at One Mercantile Center, 7th and Washington Streets, St. Louis, Missouri 63101 ("Mercantile"), FIRST BANK, NATIONAL ASSOCIATION (successor in interest to FirsTier Bank, National Association), a national banking association having its principal place of business at 13th and M Streets, Lincoln, Nebraska 68508 ("First Bank") and THE BOATMEN'S NATIONAL BANK OF ST. LOUIS, a national banking association having its principal place of business at One Boatmen's Plaza, 800 Market Street, P.O. Box 236, St. Louis, Missouri 63166-0236 ("Boatmen's").


                                   WITNESSETH:

         WHEREAS, the Borrower and certain of the Lenders (as such term is hereinafter defined) are parties to a 1996 Term Credit Agreement dated as of May 3, 1996 (the "1996 Term Credit Agreement"), the proceeds of which were used to acquire substantially all of the assets of Broadcast Partners, a general partnership having its principal place of business in Des Moines, Iowa;

         WHEREAS, the Borrower and certain of the Lenders are parties to a 1995 Restated Loan Agreement dated as of June 29, 1995, which 1995 Restated Loan Agreement provided a revolving credit facility for general corporate purposes;

         WHEREAS, the Borrower desires to increase and renew the revolving credit facility which was the subject of the 1995 Restated Loan Agreement, and to add certain additional Lenders as Lenders thereunder; and



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         WHEREAS,  the  parties  do not intend  for this 1996  Revolving  Credit
Agreement to be deemed to extinguish any existing indebtedness of the Borrower or to release, terminate or affect the priority of any security therefor, but the parties do intend that this 1996 Revolving Credit Agreement shall supersede and replace the terms of the above-referenced 1995 Restated Loan Agreement;

         NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:


                                 I. DEFINITIONS

         For purposes of this Agreement, the following definitions shall apply:

Acquisition
Notes:            The Notes issued by the Borrower to the Term Lenders under the
                  Term   Agreement,    and   all   extensions,    renewals   and
                  substitutions, if any, of or for the same.

Advance: Any advance of funds to the Borrower by the Revolving Lenders or any of them under the revolving credit facility provided in this Agreement.

Agreement:        This  1996  Revolving  Credit  Agreement dated as of June 28,
                  1996, between the Borrower and certain Lenders.

Base Rate:        The floating  interest  rate announced from  time to  time by
                  FNB-O as its  "National  Base Rate," minus .75%.  The National
                  Base Rate is set by FNB-O, solely in its discretion, to reflect generally the rates charged by national money center banks as their reference rates. (Previously, the rate was announced by FNB-O as its "New York Base Rate.") Rates charged by FNB-O may be at, above or below the National Base Rate, as determined by FNB-O as to each respective customer.

Boatmen's:        The Boatmen's National Bank of  St. Louis, a national banking association  having its  principal  place of  business  at One
                  Boatmen's Plaza, 800 Market Street, St. Louis, Missouri 63166-
                  0236, and its successors and assigns.

Borrower:         Data Transmission Network Corporation, a Delaware corporation having its principal place of business at Suite 200, 9110 West
                  Dodge Road, Omaha, Nebraska 68114.

Broadcast
Partners:         Broadcast Partners, a  general partnership having its current principal  place of  business  at  11275  Aurora  Avenue,  Des
                  Moines, Iowa 50322.

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Business
Day: Any day other than a Saturday, Sunday or a legal holiday on which banks in the State of Nebraska are not open for business.

Change of
Control:         (a) At  any time  when  any  of  the  equity securities of the
                     Borrower shall be registered under Section 12 of the Securities Exchange Act of 1934 as amended from time to time (the "Exchange Act"), (i) any person, entity or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) (other than any person which is a management employee, or any such "group" which consists entirely of management employees, of the Borrower) being or becoming the beneficial owner, directly or indirectly, of more than 50% of the voting stock of the Borrower, or (ii) a majority of the members of the Borrower's board of directors (the "Board") consisting of persons other than Continuing Directors (as hereinafter defined); and (b) at any other time, less than 50% of the voting stock of the Borrower being owned beneficially, directly or indirectly, by employees of the Borrower or its subsidiaries. As used herein, the term "Continuing Director" means any member of the Board on June 29, 1995 and any other member of the Board who shall be recommended or elected to succeed a Continuing Director by a majority of Continuing Directors who are the members of the Board.

Collateral:       All  personal  property  of the  Borrower  described  in  the
                  Security Agreement, whether now owned or hereafter acquired, including, without limitation:

                  (a) all  of  the  Borrower's accounts,  accounts  receivable,
                      Subscriber  contract  rights,  chattel  paper,  documents,
                      instruments,    goods,   inventory,   equipment,   general
                      intangibles; and

                  (b) all proceeds and products of the foregoing.

Conversion:       This term shall have the meaning set forth in Section 2.4.

Converted
Notes: Any note evidencing Conversion under or of all or a portion of the Revolving Credit Notes (or any such similar notes issued to any additional Revolving Lenders hereinafter added to this Agreement), and all extensions, renewals and substitutions of or for the foregoing.

Default Rate:     The  floating  interest rate announced  from time to  time  by
                  FNB-O as its "National Base Rate" plus 4.0%. The National Base
                  Rate is set by FNB-O, solely in its discretion, to reflect generally the rates charged by national money center banks as their reference rates. (Previously, the rate was announced by FNB-O as its "New York Base Rate.") Rates charged by FNB-O may be at, above or below the National Base Rate, as determined by FNB-O as to each respective customer.

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Existing
Term Notes:       Those  certain  promissory  notes from the Borrower to FNB-0,
                  FirsTier,  FNB-W,  NBD, Norwest and Boatmen's dated as of July
                  7, 1992,  October 1, 1992, October 12, 1992, October 19, 1992,
                  November 3, 1992, January 4, 1993, February 9, 1993, April 16,
                  1993,  July 8, 1993,  August 30, 1994,  November 29, 1994, and
                  February  27,  1995,  and  all   extensions,   renewals,   and
                  substitutions of or for the foregoing.

Farm Credit:      Farm  Credit  Services  of  the  Midlands,  PCA,  a production credit association organized under the laws of United States, and having its principal place of business at 206 South 19th
                  Street, Omaha, Nebraska 68102.

First Bank:       First   Bank,  National   Association,  a  national   banking
                  association having its principal place of business at 13th and
                  M Streets,  Lincoln,  Nebraska  68508,  and its successors and
                  assigns  (it  being   acknowledged  that  First  Bank  is  the
                  successor in interest to FirsTier).

FNB-O: First National Bank of Omaha, a national banking association having its principal place of business at One First National Center, Omaha, Nebraska 68102, and its successors and assigns.

FNB-W:            First National  Bank,  Wahoo,  Nebraska,  a national  banking association  having its principal  place of business at Wahoo,
                  Nebraska 68066, and its successors and assigns.
Fixed Rate
Notice:           This term shall have the meaning set forth in Section 2.5.


Lenders: FNB-O, FNB-W, NBD, Norwest, Farm Credit, Sumitomo, Mercantile and First Bank, in their capacity as Revolving Lenders under this Agreement, the Term Lenders, lenders of the Related Bank Debt, Boatmen's (as to Articles VI and VII and as to Section
                  8.6 only), and such additional lenders as may be added hereto or thereto from time to time.
Make-Whole
Premium: An amount which shall be sufficient as determined by the relevant Lender in good faith and on a reasonable basis and certified to the Borrower in writing, to compensate the Lender for any loss (including any lost yield), cost or expense incurred by the Lender (i) in liquidating or redeploying deposits or other funds acquired by the Lender to fund or maintain the loan prepaid and (ii) in unwinding, amending, cancelling or otherwise modifying or terminating any match funding, swap or other arrangement entered into by the Lender in connection with acquiring or maintaining the funding for the loan prepaid.

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Mercantile:       Mercantile Bank  of  St.  Louis,  N.A.,  a  national  banking association having its principal place of business at One Mercantile Center, 7th and Washington Streets, St. Louis, Missouri 63101, and its successors and assigns.

NBD: NBD Bank, a bank organized under the laws of the State of Michigan and having its principal place of business at 611 Woodward Avenue, Detroit, Michigan 48226, and its successors and assigns.

Net Worth:        The  Borrower's  consolidated  net  worth  as  determined  in accordance with generally accepted accounting  principles plus
                  subordinated   debt.   For   purposes   of  this   definition,
                  "subordinated  debt" means  indebtedness of the Borrower which is subordinate,  in a manner  satisfactory to the Lenders,  to the  indebtedness  due to the  Lenders,  and the  repayment of which  is  forbidden  during  the  existence  of any  Event of
                  Default   hereunder;   provided   however,   that   any   such
                  indebtedness shall not be deemed subordinated debt to the extent of the amount of principal payments that are due thereon within one (1) year from the date of determination.

Norwest: Norwest Bank Nebraska, N.A., a national banking association having its principal place of business at 20th and Farnam
                  Streets,   Omaha,  Nebraska  68102,  and  its  successors  and
                  assigns.

Notes: The Revolving Credit Notes, the Converted Notes, the Existing Term Notes, the Acquisition Notes, and such additional similar notes as may be issued to certain additional Lenders, and all extensions, renewals, and substitutions of or for the foregoing.

Operating
Cash Flow:        The Borrower's  consolidated average monthly earnings or loss before interest, depreciation, amortization and taxes, less current tax expense and plus or minus any non-ordinary non-cash charges or credits to earnings, which average shall be based on the Borrower's actual financial results in the two
                  (2) full calendar months preceding the date of  determination.
                  For purposes of calculating Operating Cash Flow for this Agreement, the Borrower shall not permit deferred commission expenses to be capitalized for any period in excess of twelve
                  (12) months.

Operative
Documents:        This  Agreement,  the Notes,  the  Security  Agreement,  the
                  financing   statements   regarding  the   Collateral  and  the
                  documents and certificates delivered pursuant to Section 5.1.
Principal
Loan Amount:      As  to  the  Revolving  Credit  Notes, the aggregate principal amount of all  unpaid  Advances  outstanding  at any time (not including the unpaid balance under the Existing Term Notes or
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                                     - 29 -
                  any Acquisition Notes, or any amounts converted to a term loan hereunder),  and as to Converted Notes  hereunder,  the unpaid principal amount thereof.
Purchase
Agreement:        The Asset Purchase and Sale Agreement dated as of May 3, 1996, between the Borrower and Broadcast Partners, as amended from time to time.

Quarterly
Compliance
Certificate:      The  certificate delivered  to  the  Lenders  by the Borrower pursuant to Section 4.1(d).

Related
Bank Debt:        The aggregate unpaid balance of all indebtedness, now or here-
                  after existing  (including  future advances) under the Related
                  Loan Agreement,  including,  without  limitation,  the amounts outstanding  under  those  certain  promissory  notes from the
                  Borrower to FNB-O,  FirsTier and FNB-W dated as of October 13,
                  1992 and December 7, 1992, and all extensions,  renewals,  and substitutions of or for the foregoing.
Related
Loan
Agreement:        The Loan  Agreement  dated as of October 9, 1992,  between the
                  Borrower and FNB-O, FirsTier and FNB-W and any loan agreements issued in extension, renewal, replacement, or restatement of the foregoing.

Release:          The Federal Reserve Statistical Release.

Restricted
Quarter:          Has the meaning set forth in Section 2.5 hereof.

Revolving
Credit Notes:     The Notes issued to the Revolving  Lenders pursuant to Section
                  2.1, and such additional similar notes as may be issued to Revolving Lenders hereinafter added to this Agreement by mutual written agreement of the parties, and all extensions, renewals, and substitutions of or for the same. Such notes shall be in the form of Exhibit A hereto.

Revolving
Credit Rate:      The  Base  Rate  plus  the  applicable  margin as  determined pursuant to Section 2.3.

Revolving
Lenders: FNB-O, FNB-W, NBD, Norwest, Farm Credit, Sumitomo, Mercantile and First Bank and such additional Revolving Lenders as may be added as Revolving Lenders under Section 2.1 hereto from time to time by mutual written agreement of the parties.

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Security
Agreement:        The 1996 Restated Security Agreement dated as of May 3, 1996 between the Borrower and FNB-O, as agent for the Lenders, as amended from time to time.

Subscribers:      Those  customers of the Borrower which have subscribed for the
                  Borrower's "Basic DTN Subscription Service" and/or "Farm Dayta
                  Service" and/or other similar services and who are not in default of their payment or other obligations with respect thereto.

Subsidiary:       Any  corporation  business  association,   partnership,  joint
                  venture, limited liability company or other business entity in which the Borrower, or one or more of its Subsidiaries, or the Borrower and one or more of its Subsidiaries has either (i) more than 50% of the equity ownership thereof, or (ii) the power to elect a majority of the directors or to control the identification of the managing or general partners or similar governing persons thereof.

Sumitomo:         The Sumitomo Bank, Limited, a Japanese  bank being represented by its office at 200 North  Broadway,  Suite 1625,  St. Louis,
                  Missouri 63102, and acting through its Chicago branch, and its successors and assigns.
Term
Agreement:        The  1996 Term Credit Agreement dated May 3, 1996,  among the
                  Borrower and certain Lenders specified therein, as amended from time to time.
Term
Lenders:          "Lenders" to the Borrower as such term is defined in the Term
                  Agreement.

Total
Indebtedness:     All  loans  and  other  obligations  of the  Borrower  and its
                  Subsidiaries,   without   duplication,   for  borrowed   money
                  (including, without limitation, the indebtedness due to the Lenders) regardless of the maturity thereof but such term shall not include subordinated debt of the Borrower, as such term is defined in the definition of Net Worth up to $15,000,000 if such subordinated debt is existing on May 3, 1996.

Triggering
Event:            Has the meaning set forth in Section 2.5 hereof.

All accounting terms not otherwise defined herein shall have the meaning ordinarily applied under generally accepted accounting principles.



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                             II. REVOLVING FACILITY

         2.1 Revolving Credit. Until the earlier of June 28, 1997, or the date on which the loan hereunder is converted to a term loan in accordance with
Section 2.4, the Revolving Lenders severally agree to advance funds for general corporate purposes not to exceed $43,895,500 to the Borrower on a revolving credit basis (amounts outstanding under the Acquisition Notes, Existing Term Notes and Related Bank Debt shall not be counted against such $43,895,500 limit). Such Advances shall be made on a pro rata basis by the Revolving Lenders, based on the following maximum advance limits for each Revolving
Lender: (i) as to FNB-O, $9,966,000; (ii) as to FNB-W, $226,500; (iii) as to NBD, $5,753,100; (iv) as to Norwest, $3,533,400; (v) as to Farm Credit, $9,603,600; (vi) as to Sumitomo, $4,829,900; (vii) as to Mercantile, $4,983,000
and (viii) as to First Bank, $5,000,000. The Borrower shall not be entitled to any Advance hereunder if, after the making of such Advance, the Total Indebtedness would exceed thirty-six (36) times the Borrower's Operating Cash Flow, determined at the time of the Advance. Nor shall the Borrower be entitled to any further Advances hereunder after the occurrence of a material adverse change in its management personnel, as described in Section 4.14(b), or after the occurrence of any Event of Default with respect to the Borrower. Advances shall be made, on the terms and conditions of this Agreement, upon the Borrower's request. Requests shall be made by 12:00 noon Omaha time on the Business Day prior to the requested date of the Advance. Requests shall be made by presentation to FNB-O of a drawing certificate in the form of Exhibit B. The Borrower's obligation to make payments of principal and interest on the foregoing revolving credit indebtedness shall be further evidenced by the Revolving Credit Notes.

         2.2 Revolving Credit Fees. The Borrower shall pay to the Revolving Lenders a commitment fee of one quarter of one percent (.25%) per annum of the unadvanced portion of the $43,895,500 credit line described above. Such fee shall be paid to FNB-O quarterly (calendar quarters) in arrears and based on the average unused portion of the revolving credit commitment during the preceding quarter. FNB-O shall distribute to each Revolving Lender its pro rata share of such fee based on the maximum advance limits set forth above. In addition, if the Borrower's most recent Quarterly Compliance Certificate shows that, as of the end of the prior quarter (the "Applicable Quarter"), Total Indebtedness was equal to or in excess of 300% of Net Worth, then each Revolving Lender may deduct from the amount of any subsequent Advance requested during the quarter following the Applicable Quarter a closing fee equal to one-half of one percent (.50%) of the amount of the Advance (if an Advance is requested and made during the first twenty (20) days of a quarter, and the Borrower has not yet made the foregoing calculation as to the Applicable Quarter, the Revolving Lenders reserve the right to invoice the Borrower for, or deduct from any subsequent Advance, any such fee which would have been deducted but for the fact that the Quarterly Compliance Certificate for the Applicable Quarter had not been completed). Furthermore, the Borrower will pay to FNB-O an agenting fee equal to $18,000 annually, payable quarterly in arrears.

         2.3 Interest on Revolving Credit. Until the earlier of June 28, 1997, or the date on which the revolving credit loan hereunder is converted to a term loan, interest shall accrue on the Principal Loan Amount outstanding from time to time at a variable rate, which shall fluctuate on a monthly basis, equal to the Base Rate plus a margin as determined below. The margin shall be adjusted
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quarterly  after receipt of the  Borrower's  Quarterly  Compliance  Certificate.
Adjustments shall be retroactive to the beginning of the current quarter.

                  (i) If the Quarterly Compliance Certificate shows that, as of the end of the prior quarter, Total Indebtedness was less than 250% of Net Worth, the margin for the current quarter (meaning the quarter in which the certificate is required to be delivered) shall be zero.

                  (ii) If the Quarterly Compliance Certificate shows that, as of the end of the prior quarter, Total Indebtedness was equal to or greater than 250% of Net Worth but less than 300% of Net Worth, the margin for the current quarter shall be one quarter of one percent (.25%).

                  (iii) If the Quarterly Compliance Certificate shows that, as of the end of the prior quarter, Total Indebtedness was equal to or greater than 300% of Net Worth but not more than 350% of Net Worth, the margin for the current quarter shall be three quarters of one percent (.75%).

The Base Rate plus the applicable margin as determined above is hereinafter referred to as the "Revolving Credit Rate." Changes in the Base Rate shall be effective on the first day of each month, based on the Base Rate in effect on such day. Interest shall be due upon the rendering of each monthly invoice therefor by FNB-O. Notwithstanding anything to the contrary elsewhere herein, after an Event of Default has occurred interest shall accrue on the entire outstanding balance of principal and interest on all indebtedness hereunder at a fluctuating rate equal to the Default Rate.

         2.4 Conversion. Upon the earlier of: (i) June 28, 1997; or (ii) the Borrower's giving notice of its election to convert the revolving credit loan hereunder, or any portion thereof, to a term loan, the revolving credit loan described above (or applicable portion thereof) shall be deemed converted to a term loan (hereinafter referred to as "Conversion"). Any such term loans shall be evidenced by notes (the "Converted Notes") separate from the initial
Revolving Credit Notes. Upon Conversion, no further Advances shall be made by the Revolving Lenders on the converted amount and the then outstanding Principal Loan Amount of the respective Converted Note shall become due and payable in forty-eight (48) equal installments of principal, with the first such installment due on the last day of the month following Conversion, or, if such day is not a Business Day, on the next succeeding Business Day, and subsequent installments due on the last day of each consecutive month thereafter. In any event, the total amount of all unpaid principal and accrued interest hereunder shall be due and payable no later than June 28, 2001.

         2.5 Interest on Converted Notes. After Conversion, interest shall accrue on the Principal Loan Amount outstanding on the respective Converted Note from time to time at a variable rate, which shall fluctuate on a monthly basis, which is equal to the Revolving Credit Rate plus one quarter of one percent (.25%). For purposes of computing such variable rate, changes in the Base Rate shall be effective on the first day of each month based on the Base Rate in effect on such day.

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Notwithstanding anything in the foregoing to the contrary, after Conversion, the
Borrower may elect one of the following alternatives in order to have a fixed interest rate apply to the outstanding Principal Loan Amount converted and outstanding after the date of giving notice of such fixed rate election (the "Fixed Rate Notice"):

                  (a) if the Fixed Rate Notice is given within twelve (12) months of Conversion, the Borrower may elect a fixed rate equal to the greater of

                           (i) the Revolving Credit Rate in effect on the date of the notice, plus three quarters of one percent (.75%), or

                           (ii) two  percent  (2.00%)  above the  average of the
                  yields on constant maturity Treasury Bonds with maturities of three (3) years and five (5) years, as quoted in the immediately preceding monthly Release for the month preceding such Release;

                  (b) if the Fixed Rate Notice is given after twelve (12) months but within twenty-four (24) months of Conversion, the Borrower may elect a fixed rate equal to the greater of

                           (i) the Revolving Credit Rate in effect on the date
                  of the notice, plus three-quarters of one percent (.75%), or

                           (ii) two percent  (2.00%) above the yield on constant
                  maturity Treasury Bonds with a maturity of three (3) years as quoted in the immediately preceding monthly Release for the month preceding such Release;

                  (c) if the Fixed Rate Notice is given after twenty-four (24) months of Conversion but within thirty-six (36) months of Conversion, the Borrower may elect a fixed rate equal to the greater of

                           (i) the Revolving Credit Rate in effect on the date
                  of the notice, plus one-half of one percent (.50%), or


                           (ii) two percent  (2.00%) above the yield on constant
                  maturity Treasury Bonds with a maturity of two (2) years, as quoted in the immediately preceding monthly Release for the month preceding such Release; and

                  (d) if the Fixed Rate Notice is given after thirty-six (36) months of Conversion but prior to the maturity of the Converted Note, the Borrower may elect a fixed rate equal to the Revolving Credit Rate in effect on the date of the notice, plus one-half of one percent (.50%).

Any election of a fixed rate by the Borrower shall be final and irrevocable. Interest shall be due each month concurrently with the Borrower's principal payment. Notwithstanding anything to the contrary elsewhere herein, after an
                                       10

Event of Default has occurred interest shall accrue on the entire outstanding balance of principal and interest on all indebtedness hereunder at a fluctuating rate equal to the Default Rate. All interest due under this Agreement shall be calculated on the basis of the actual number of days outstanding and a 360-day year. Interest shall continue to accrue on the full unpaid balance of all indebtedness hereunder notwithstanding any permitted or unpermitted failure of the Borrower to make a scheduled payment or the fact that a scheduled payment day falls on a day other than a Business Day. If the Borrower's most recent Quarterly Compliance Certificate shows that, as of the end of the prior quarter, Total Indebtedness was in excess of 300% of Net Worth, the current quarter shall be deemed a "Restricted Quarter." If, any time during a Restricted Quarter (including, without limitation, during any period in such quarter prior to delivery of the Quarterly Compliance Certificate), the interest rate accruing on any Existing Term Note or Converted Note is less than seven and one-half percent (7.50%) per annum, a "Trigger Event" shall be deemed to have occurred. Upon the occurrence of a Trigger Event, the Borrower shall be obligated to pay the following fees: (i) three-eighths of one percent (.375%) of the outstanding principal balance as of the date preceding the Trigger Event of each Existing Term Note or Converted Note which accrues interest at less than seven and one-half percent (7.50%) per annum, which amount shall be payable promptly upon invoicing by FNB-O; (ii) the same amount as computed in clause (i), payable on the six (6) month anniversary of the Trigger Event; and (iii) the same amount as computed in clause (i), payable on the twelve (12) month anniversary of the Trigger Event.

         2.6 Payments. All obligations of the Borrower under the Related Bank Debt, Revolving Credit Notes and Converted Notes and under the other Operative Documents shall be payable in immediately available funds in lawful money of the United States of America at the principal office of FNB-O in Omaha, Nebraska or at such other address as may be designated by FNB-O in writing. In the event that a payment day is not a Business Day, the payment shall be due on the next succeeding Business Day.

         2.7 Prepayments. The Borrower may at any time prepay the Principal Loan Amount outstanding under the Revolving Credit Notes or any of the Converted Notes if the Borrower has given the Revolving Lenders at least two (2) Business Days prior written notice of its intention to make such prepayment. Any such prepayment may be made without penalty except for Converted Notes as to which interest is accruing at a fixed rate in accordance with Section 2.5(a), 2.5(b) or 2.5(c), in which event a prepayment penalty shall be due to each Revolving Lender, at each Revolving Lender's option, either: (1) the Make-Whole Premium due to such Revolving Lender in respect of such prepayment; or (2) such Revolving Lender's applicable prepayment fee as set forth below. The applicable prepayment fee for any Converted Note shall be: (i) if interest is accruing at the rate set forth in Section 2.5(a), the fee shall be one and one-half percent (1.50%) of the amount of such prepayment; (ii) if interest is accruing at the rate set forth in Section 2.5(b), the fee shall be three-fourths of one percent (.75%) of the amount of such prepayment; (iii) if interest is accruing at the rate set forth in Section 2.5(c), the fee shall be three-tenths of one percent (.30%) of the amount of such prepayment. The applicable prepayment fee for any Existing Term Note shall be as specified in such Existing Term Note.

         2.8 Security. All obligations of the Borrower hereunder and under the Operative Documents, including, without limitation, the Borrower's obligations to make payments of principal and interest on the Notes shall be secured by a first security interest in the Collateral, as more specifically described in the Security Agreement.

         2.9 Existing Term Notes. The Borrower's obligations under the Existing Term Notes shall continue in full force and effect in accordance with the terms thereof. Such notes shall be deemed amended to include this 1996 Revolving Credit Agreement within the definition of Obligations in such notes, it being understood that this 1996 Revolving Credit Agreement, rather than the 1995 Restated Loan Agreement dated as of June 29, 1995, or the 1993 Restated Loan Agreement dated as of November 8, 1993, shall be controlling with respect to defaults, covenants and all other relevant matters arising under the Existing Term Notes and the Notes executed and delivered in connection with this 1996 Revolving Credit Agreement. The Existing Term Notes shall continue to be secured by the security interest provided in the Security Agreement.

         2.10 Related Loan Agreement. Nothing herein shall be deemed to alter or amend the Borrower's obligations under the Related Loan Agreement, the Related Bank Debt or any collateral security therefor, all of which shall continue in full force and effect in accordance with the terms thereof.


                       III. REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants that as of the date hereof and as of the date of each and every request for an Advance hereunder, the following are and shall be true and correct:

         3.1 Corporate Existence. It and each of its Subsidiaries, if any, is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and duly qualified and in good standing in all states where it is doing business except where the failure to be so qualified would not have a material adverse effect on it and it has full power and authority to own and operate its properties and to carry on its business. As of June 28, 1996, the Borrower has no Subsidiaries.

         3.2 Corporate Authority. It has full corporate power, authority and legal right to execute, deliver and perform the Operative Documents to which it is a party, and all other instruments and agreements contemplated hereby and thereby, and to perform its obligations hereunder and thereunder; and such actions have been duly authorized by all necessary corporate action, and are not in conflict with any applicable law or regulation, or any order, judgment or decree of any court or other governmental agency or instrumentality or its articles of incorporation or bylaws, or with any provisions of any indenture, contract or agreement to which it or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or any of its or their property may be bound.

         3.3 Validity of Agreements. The Borrower's Operative Documents have been duly authorized, executed and delivered and constitute its legal, valid and binding agreements, enforceable against the Borrower in accordance with their respective terms (except to the extent that enforcement thereof may be limited by any applicable bankruptcy, reorganization, moratorium or similar laws now or hereafter in effect, or by principles of equity).

         3.4 Litigation. Neither the Borrower nor any Subsidiary is a party to any pending lawsuit or proceeding before or by any court or governmental body or agency, which is likely to have a materially adverse effect on the Borrower's ability to perform its obligations under its Operative Documents; nor is the Borrower aware of any threatened lawsuit or proceeding, to which it or any Subsidiary may become a party or of any investigation of any Court or governmental body or agency into its affairs, which if instituted would have a material adverse effect upon the Borrower's ability to perform its obligations under its Operative Documents.

         3.5 Governmental Approvals. The execution, delivery and performance by the Borrower of the Operative Documents or the Purchase Agreement do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any federal, state or other governmental authority or agency other than as contemplated herein and therein.

         3.6 Defaults Under Other Documents. Neither the Borrower nor any Subsidiary is in default or in violation (nor has any event occurred which, with notice or lapse of time or both, would constitute a default or violation) under any document or any agreement or instrument to which it may be a party or under which it or any of its properties may be bound and the result of which would have a material adverse effect upon the Borrower's ability to perform its obligations under its Operative Documents.

         3.7 Judgments. There are no outstanding or unpaid judgments (which are not adequately bonded) of the Borrower or any Subsidiary which would have a material adverse effect upon the Borrower's ability to perform its obligations under its Operative Documents.

         3.8 Compliance with Laws. Neither the Borrower nor any Subsidiary is in violation of any laws, regulations or judicial or governmental decrees in any respect which could have any material adverse effect upon the validity or enforceability of any of the terms of the Borrower's Operative Documents or which could have a material adverse effect upon the Borrower's ability to perform its obligations under its Operative Documents.

         3.9 Taxes. All tax returns of the Borrower and its Subsidiaries for material taxes required to be filed have been filed or extensions permitted by law have been obtained; all taxes of the Borrower and its Subsidiaries of a material nature and which are due and payable as reflected on such returns have been paid, other than taxes which are due but for which only a nominal late payment penalty is payable and for which the taxing authority is not yet entitled to enforce its remedies for payment thereof and other than taxes being contested in good faith and with respect to which adequate reserves have been established; and no material amounts of taxes of the Borrower and its Subsidiaries not reflected on such returns are payable.

         3.10 Collateral. The Borrower has good and marketable title to the Collateral and the Collateral is free from all liens, encumbrances or security interests, except as disclosed on Schedule A attached hereto. The Borrower's
                                       13
principal place of business, chief executive office, and the place where it keeps its records concerning the Collateral is Suite 200, 9110 West Dodge Road, Omaha, Nebraska 68114.

         3.11 Pension Benefits. Neither the Borrower nor any Subsidiary maintains a "Plan" as defined in Section 3 of the Employees Retirement Income Security Act of 1974 ("ERISA"), or each such entity is in compliance with the minimum funding requirements with respect to any such "Plan" maintained by it and it has not incurred any material liability to the Pension Benefit Guaranty Corporation ("PBGC") or otherwise under ERISA in connection with any such Plan.

         3.12 Margin Regulations. No part of the proceeds of any Advance hereunder shall be used to purchase or carry any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States) or any "margin security" (within the meaning of Regulation G of said Board of Governors), or to extend credit to others for the purpose of purchasing or carrying any such margin stock or margin security. No part of the proceeds of any Advance hereunder shall be used for any purpose that violates, or which is inconsistent with, the provisions of Regulation G, T, U or X of said Board of Governors.

         3.13 Financial Condition. The financial condition of the Borrower and its Subsidiaries is truly and accurately set forth in the most recent financial statement which has been provided to the Lenders and no material adverse change has occurred which would make such financial statement inaccurate or misleading.


                                  IV. COVENANTS

         The Borrower hereby covenants that:

         4.1  Financial Reports.

                  (a) Within forty-five (45) days after the end of each month, the Borrower, at its sole expense, shall furnish the Lenders a consolidated balance sheet and statement of earnings of the Borrower and its consolidated Subsidiaries, and such financial statements on a consolidating basis as to the Borrower, all such financial statements to be prepared in accordance with generally accepted accounting principles consistently applied and certified as completed and correct, subject to normal changes resulting from year-end audit adjustments, by the chief financial officer of the Borrower.

                  (b) Within ninety (90) days after the close of the Borrower's fiscal year, the Borrower, at its sole expense, shall furnish the
         Lenders: (i) a consolidated balance sheet and statement of earnings of the Borrower and its consolidated Subsidiaries, certified by Deloitte & Touche, or other independent certified public accountants acceptable to the Lenders, that such financial reports fairly present the financial condition of the Borrower and its consolidated Subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied; and (ii) a certificate from such accountants certifying that in making the requisite audit for certification of the Borrower's financial statements, the auditors either (1) have obtained no knowledge, and are not otherwise aware of, any condition or event which constitutes an Event of Default or which with the passage of time or the giving of notice would constitute an Event of Default under Sections 4.3, 4.4, 4.7, 4.9(b), 4.9(d) or 4.11; or (2) have discovered such condition or event, as specifically set forth in such certificate, which constitutes an Event of Default or which with the passage of time or the giving of notice would constitute an Event of Default under such Sections. The auditors shall not be liable to the Lenders by reason of the auditors' failure to obtain knowledge of such event or condition in the ordinary course of their audit unless such failure is the result of negligence or willful misconduct in the performance of the audit.

                  (c) Within thirty (30) days after submission to the Securities and Exchange Commission, the Borrower shall provide to the Lenders copies of its Forms 10K and 10Q, as submitted to the Securities and Exchange Commission during the term of this Agreement.

                  (d) Within twenty (20) days after the end of each quarter, the
         Borrower, at its expense, shall furnish the Lenders a certificate of the chief financial officer of the Borrower in the form of Exhibit C, setting forth such information (including detailed calculations) sufficient to verify the conclusions of such officer after due inquiry and review, that:

                           (i) The Borrower and each  Subsidiary,  either (y) is
                  in compliance with the requirements set forth in this Agreement or (z) is NOT in compliance with the foregoing for reasons specifically set forth therein; and

                           (ii) The chief financial  officer of the Borrower has
                  reviewed or caused to be reviewed all of the terms of the Operative Documents of the Borrower and that such review either (1) has NOT disclosed the existence of any condition or event which constitutes an event of default or any condition or event which with the passage of time or the giving of notice would constitute an event of default under the Operative Documents or (2) has disclosed the existence of a condition or event which constitutes an event of default, or a condition or event which with the passage of time or the giving of notice would constitute an event of default, under the aforesaid instrument or instruments and the specific condition or event is specifically set forth.

                  (e) The Borrower shall provide the Lenders with such other financial reports and statements as the Lenders may reasonably request.

4.2 Corporate Structure and Assets. The Borrower shall not merge or consolidate with any other corporation or entity unless the Borrower shall be the surviving entity, nor sell any assets except items that are obsolete or no longer necessary for operation of the business, other than in the ordinary course of business without the prior written consent of the Lenders. The Lenders shall be
                                       15
entitled to receive as a prepayment on the Notes the proceeds of any sale of assets of the Borrower which are prohibited by the preceding sentence. Notwithstanding the foregoing prepayment requirements, any such prohibited sale shall remain a violation of this Agreement. In addition, the Borrower shall not engage in any business materially different from that in which it is presently engaged without the prior written consent of the Lenders, which consent shall not be unreasonably withheld. The foregoing restrictions on mergers and consolidations shall not apply if: (i) in the case of a merger, the Borrower is the surviving entity and expressly reaffirms its obligations hereunder; (ii) in the case of a consolidation, the resulting corporation expressly assumes the obligations of the Borrower hereunder; (iii) the surviving or resulting corporation is organized under the laws of the United States or a jurisdiction thereof; (iv) after giving effect to such merger or consolidation, the surviving or resulting corporation will be engaged in substantially the same lines of business as are now engaged in by the Borrower; and (v) immediately after giving effect to such merger or consolidation, no Event of Default will exist hereunder.

         4.3 Net Worth. The Borrower shall maintain a minimum Net Worth during the term of this Agreement of at least $23,500,000; provided, however, solely for purposes of determining compliance with the provisions of this Section 5.3, "Net Worth" shall not include any subordinated debt.

         4.4  Indebtedness.

                  (a) The Borrower shall not at any time permit the sum of the Total Indebtedness to the Lenders to exceed forty-eight (48) times Operating Cash Flow.

                  (b) The Borrower shall not at any time permit consolidated Total Indebtedness to exceed 350% of Net Worth.

                  (c) On the day the Borrower or a Subsidiary becomes liable with respect to any debt and immediately after giving effect thereto and to the concurrent retirement of any other debt, the sum of Total Indebtedness, plus the amount of any outstanding subordinated debt of the Borrower and its Subsidiaries, plus the contingent obligations of the Borrower and its Subsidiaries under any guaranty of the debt of any other person or entity (other than unsecured debt of a Subsidiary incurred in the ordinary course of business for other than borrowed money or to finance the purchase price of any property or business) shall not exceed an amount equal to sixty (60) times Operating Cash Flow at such date.

         4.5 Use of Proceeds. The Borrower shall not use the proceeds of the Advances hereunder to purchase or carry any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States) or any "margin security" (within the meaning of Regulation G of said Board of Governors), or to extend credit to others for the purpose of purchasing or carrying any such margin stock or margin security. No part of such proceeds shall be used for any purpose that violates, or which is inconsistent with, the provisions of Regulation G, T, U or X of said Board of Governors. This section shall not preclude the Borrower from repurchasing any of its own issued and outstanding common stock; provided, however, that such repurchase does not result in the occurrence of any other Event of Default hereunder.

         4.6 Notice of Default. The Borrower shall give to the Lenders prompt written notification of the existence or occurrence of:

                  (a) any fact or event which results, or which with notice or the passage of time, or both, would result in an Event of Default hereunder;

                  (b) any proceedings instituted by or against the Borrower in any federal, state or local court or before any governmental body or agency, or before any arbitration board, or any such proceedings threatened against the Borrower by any governmental agency, which is likely to have a material adverse effect upon the Borrower's ability to perform its obligations under its Operative Documents;

                  (c) any default or event of default involving the payment of money under any agreement or instrument which is material to the Borrower or any Subsidiary to which such entity is a party or by which it or any of its property may be bound, and which default or event of default would have a material adverse effect upon the Borrower's ability to perform its obligations under its Operative Documents; and

                  (d)  the  Borrower   shall  give   immediate   notice  of  the
         commencement of any proceeding under the Federal Bankruptcy Code by or against the Borrower or any Subsidiary.

         4.7  Distributions.

                  (a) Neither Borrower nor any Subsidiary shall declare any dividends or make any cash distribution in respect of any shares of its capital stock or warrants of its capital stock, without the prior written consent of the Lenders; provided, however, that the Borrower may declare stock dividends; provided, further, that the Borrower need not obtain the Lenders' consent with respect to (i) dividends in any one (1) year which are, in aggregate, less than 25% of the Borrower's net operating profit after taxes in the previous four (4) quarters, as reported to the Lenders pursuant to Section 4.1; or (ii) dividends or distributions from any consolidated Subsidiary.

                  (b) Neither the Borrower nor any Subsidiary other than a Subsidiary which is wholly-owned by the Borrower shall purchase, redeem, or otherwise retire any shares of its capital stock or warrants of its capital stock if, immediately after the making of such purchase or redemption, the Borrower or any Subsidiary will be in default of any other covenant or provision of this Agreement (including, without limitation, the covenants and provisions pertaining to minimum net worth and limitations on indebtedness).

         4.8 Compliance with Law and Regulations. The Borrower and each Subsidiary shall comply in all material respects with all applicable federal and state laws and regulations.
                                       17

         4.9  Maintenance  of  Property;  Accounting;   Corporate  Form;  Taxes;
Insurance.

                  (a) The Borrower and each Subsidiary shall maintain its property in good condition in all material respects, ordinary wear and tear excepted, and make all renewals, replacements, additions, betterments and improvements thereto necessary for the efficient operation of its business.

                  (b) The Borrower and each Subsidiary shall keep true books of record and accounts in which full and correct entries shall be made of all its business transactions, all in accordance with generally accepted accounting principles consistently applied.

                  (c) The Borrower and each Subsidiary shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate form of existence as is necessary for the continuation of its business in substantially the same form, except where such failure to do so with respect to any Subsidiary would not have a material adverse effect on the ability of the Borrower to perform its obligations under the Operative Documents.

                  (d) The Borrower and each Subsidiary shall pay all taxes, assessments and governmental charges or levies imposed upon it or its property; provided, however, that the Borrower or any Subsidiary shall not be required to pay any of the foregoing taxes which are being diligently contested in good faith by appropriate legal proceedings and with respect to which adequate reserves have been established.

                  (e) The  Borrower  shall  maintain  or cause to be  maintained
         liability   insurance  and  casualty   insurance  upon  the  Collateral
         (excluding equipment or inventory provided to Subscribers in the ordinary course of business) and other tangible assets owned by it and its Subsidiaries. The Borrower shall name FNB-O as agent for the Lenders as the loss payee on all such casualty insurance, and as an additional insured on all such liability insurance and shall provide the Lenders with evidence of such insurance upon request.

         4.10 Inspection of Properties and Books. The Borrower shall recognize and honor the right of the Lenders, upon request to an officer of the Borrower, to visit and inspect any of the properties of, to examine the books, accounts, and other records of, and to take extracts therefrom and to discuss the affairs, finances, loans and accounts of, and to be advised as to the same by the officers of, the Borrower at all such times, in such detail and through such agents and representatives as the Lenders may reasonably desire.

         4.11 Guaranties. Neither the Borrower nor any Subsidiary shall guaranty or become responsible for the indebtedness of any other person or entity; provided, however, that a Subsidiary may guaranty the obligation of the Borrower; provided further, that the Borrower may guaranty the obligations of a Subsidiary so long as no Event of Default (or no event or occurrence which with the passage of time or notice, or both, would become an Event of Default) has occurred or will occur hereunder, taking into account such guaranty and indebtedness.

         4.12 Collateral. Neither the Borrower nor any Subsidiary shall incur or permit to exist any mortgage, pledge, lien, security interest or other encumbrance on the Collateral, except as permitted in the Security Agreement. Subject to Section 4.4(b), the foregoing shall not be construed to prohibit the Borrower or any Subsidiary from acquiring leased equipment in the ordinary course of business. Without limiting the generality of the foregoing, the Borrower covenants and agrees that it shall on request enforce for the benefit of the Lenders, but at the sole expense of the Borrower, any and all rights and remedies (including, without limitation, rights to indemnity), that it may have with respect to the existence of any liens, security interests or other encumbrances that may exist on the property of the Borrower acquired from Broadcast Partners under the Purchase Agreement. Notwithstanding anything else to the contrary herein or in the Operative Documents, Broadcast Partners shall have no right to share in the proceeds of any such recovery which constitutes the proceeds of any indemnity claim by the Borrower under the Purchase Agreement.

         4.13 Name; Location. The Borrower shall give the Lenders ninety (90) days notice prior to changing its name, identity or corporate structure, moving its principal place of business, chief executive office or place where it keeps its records concerning the Collateral.

         4.14 Notice of Change in Ownership or Management. During the term of this Agreement, the Borrower shall give the Lenders notice of the occurrence of any of the following described events, which notice shall be given as soon as the Borrower obtains notice or knowledge thereof:

                   (a) any change, directly or indirectly, in the existing controlling interest in the Borrower; or

                  (b) any material adverse change in its management personnel. A material adverse change in the Borrower's management personnel shall be deemed to have occurred if any one (1) of the following has occurred with respect to two of the four (4) individuals who are both officers and members of the Board of Directors of the Borrower: (i) the resignation, retirement, or voluntary or involuntary termination of employment and/or status of such persons as officers and directors of the Borrower; (ii) any announcement, notice of intent, resolution or similar advance notice with respect to the matters referenced in the foregoing clause; or (iii) the death, disability or legal incompetence of such persons.

         4.15 Interest Coverage. The ratio of Operating Cash Flow to interest expense (as determined in accordance with generally accepted accounting principles but excluding amortization of deferred offering costs and any fees related to the Trigger Event in Section 2.5 of this Agreement) at the end of each quarter during the term of this Agreement, as shown on the Quarterly Compliance Report, shall not be less than 2.25 to 1.0.

         4.16 Subordinated Debt. Neither the Borrower nor any Subsidiary shall incur any subordinated debt or issue any preferred stock or warrants for preferred stock except upon the prior written consent of the Lenders. Neither the Borrower nor any Subsidiary shall make any voluntary or optional prepayment on any subordinated debt without the prior written consent of the Lenders. Similarly, the Borrower shall not amend its articles of incorporation or any other documents or agreements relating to the issuance of subordinated debt, preferred stock or warrants for preferred stock without the prior written consent of the Lenders. The indebtedness to Broadcast Partners under the Notes shall not be considered subordinated debt.

         4.17 Subsidiaries. The Borrower shall give prompt written notice to the Lenders of the Borrower's intent to acquire, or the Borrower's acquisition of, any Subsidiary. Prior to the creation or acquisition of such Subsidiary, the Borrower (i) shall cause a first security interest in the assets of such Subsidiary to be perfected in favor of FNBO, as agent for the Lenders, and (ii) shall cause the Subsidiary to enter into a security agreement, to execute and file such financing statements and to provide opinions all in form satisfactory to the Lenders as to compliance with this section.

         4.18 Amendments to Purchase Agreement. The Borrower shall not amend the Purchase Agreement without the prior written consent of the Lenders.

                             V. CONDITIONS PRECEDENT

         5.1 Closing Conditions. Any and all obligations of the Lenders hereunder are subject to satisfaction of the following conditions precedent:

                  (a) FNB-O, as agent, shall have received an opinion of counsel to the Borrower covering such matters as the Lenders may request (including, without limitation, corporate existence and good standing, corporate authority, due authorization, execution and delivery of the Operative Documents, the legal, valid, binding and enforceable nature of the Operative Documents, the perfection and priority of the security interest in the Collateral granted to the Lenders, and the Borrower's compliance with applicable state and federal laws in connection with the equity offering made in connection with the Purchase Agreement), such opinion to be satisfactory in form and substance to counsel to FNB-O;

                  (b) FNB-O, as agent, shall have received such certificates and documents as the Lenders may reasonably request from the Borrower, including articles of incorporation and bylaws, certificates regarding good standing, incumbency, copies of other corporate documents, and appropriate authorizing resolutions; and

                  (c) the Operative Documents shall have been duly authorized and executed and shall be in full force and effect, and such UCC financing statements shall have been executed and filed in such offices as may be appropriate to perfect the security interest of FNB-O, as agent for the Lenders, in the Collateral.

                            VI. DEFAULTS AND REMEDIES

         6.1 Events of Default. Any of the following shall be deemed an event of default under this Agreement (an "Event of Default"):

                  (a) Any payment of principal required by any of the Operative Documents shall not be paid when due.

                  (b) Any payment of interest or other fees due hereunder or under any of the Operative Documents shall not be paid within fifteen
         (15) calendar days after the date on which such payment was invoiced or due.

                  (c) Any representation or warranty of the Borrower under any of the Operative Documents, or any financial reports or statements or certificates submitted pursuant to this Agreement, shall prove to have been false in any material respect when made.

                  (d) A failure of the Borrower or any Subsidiary to comply with any requirement or restriction applicable to such entity and contained in Sections 4.1, 4.2, 4.3, 4.4, 4.7, 4.11, 4.12, 4.13, 4.14, 4.15 or
         4.16 of this Agreement.

                  (e) A failure of the Borrower or any Subsidiary to comply with any requirement or restriction contained in any provision of the Operative Documents not otherwise specified in this Article VI, which failure remains unremedied for ten (10) days following receipt of notice from FNB-O on behalf of the Lenders.

                  (f) The occurrence of a default or a breach of any of the obligations of the Borrower or any Subsidiary (other than obligations of such Subsidiary to the Borrower) under any note, loan agreement, preferred stock, subordinated debt instrument or agreement, or any other agreement evidencing an obligation to repay borrowed money.

                  (g) The entry of a final judgment against the Borrower or any Subsidiary for the payment of money, which is not covered by insurance, and the expiration of thirty (30) days from the date of such entry during which the judgment is not discharged in full or stayed.

                  (h)  The occurrence of any one or more of the following:

                           (1) The Borrower or any Subsidiary shall file a voluntary petition in bankruptcy or an order for relief shall be entered in a bankruptcy case as to such entity or shall file any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors; or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of such entity or of all or any part of its property, or of any or all of the royalties, revenues, rents, issues or profits thereof, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts or shall generally not pay its debts as they become due; or

                           (2) A court of competent  jurisdiction shall enter an
                  order, judgment or decree approving a petition filed against the Borrower or any Subsidiary seeking any reorganization, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and such order, judgment or decree shall remain unvacated and unstayed for an aggregate of thirty (30) days (whether or not consecutive) from the first date of entry thereof; or any trustee, receiver or liquidator of the Borrower or any Subsidiary or of all or any part of its property, or of any or all of the royalties, revenues, rents, issues or profits thereof, shall be appointed without the consent or acquiescence of such entity and such appointments shall remain unvacated and unstayed for an aggregate of thirty (30) days (whether or not consecutive); or

                           (3) A writ of execution or  attachment or any similar
                  process shall be issued or levied against all or any part of or interest in the Collateral, or any judgment involving monetary damages shall be entered against the Borrower or any Subsidiary which shall become a lien on the Collateral or any portion thereof or interest therein and such execution, attachment or similar process or judgment is not released, bonded, satisfied, vacated or stayed within thirty (30) days after its entry or levy.

                  (i) Any event of default shall occur under any Operative Document.

                  (j) A change shall occur after November 8, 1993, directly or indirectly, in the ownership or control of the Borrower; provided, however, that changes in the ownership or control of, or new issuances of, voting common stock which do not exceed, cumulatively, 50% of the total issued and outstanding shares of the Borrower as of September 30, 1993 shall not be deemed an Event of Default under this Section 6.1(j); provided further, that acquisitions of additional shares by members of the existing executive management group of the Borrower shall not be counted as changes in the ownership or control of the Borrower under this Section 6.1(j). For purposes of computing the total issued and outstanding shares as of September 30, 1993, warrants and options for such shares shall be included.

                  (k) An Event of Default shall occur under any Existing Term Note or the Related Loan Agreement and the expiration of any applicable cure period thereunder.

                  (l) The Borrower shall be obligated to prepay all or any portion of its subordinated debt as a result of a Change of Control.

                  (m) The Borrower pays, or is determined to be obligated to pay, any indemnity to Broadcast Partners under the Purchase Agreement in excess of $1,000,000 in the aggregate.

         6.2 Remedies. If an Event of Default occurs and is continuing, upon the election of the Lenders holding two-thirds of the then outstanding aggregate Total Indebtedness of the Borrower to the Lenders (including under the Revolving Credit Notes, the Existing Term Notes, the Related Bank Debt, the Acquisition Notes, and any similar indebtedness), the entire unpaid principal amount under the Notes, together with interest accrued thereon, shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and the Lenders may exercise their rights under the other Operative Documents, the Notes, the Term Agreement, and the Related Loan Agreement (and the operative documents with respect thereto), including, without limitation, under the Security Agreement. For purposes of this Article VI, the term Lenders includes Boatmen's. In addition, the Lenders shall have such other remedies as are available at law and in equity. Remedies under this Agreement, the Operative Documents, the Notes, the Term Agreement, the Related Loan Agreements (and the operative documents with respect thereto) are cumulative. Any waiver must be in writing by the Lenders and no waiver shall constitute a waiver as to any other occurrence which constitutes an Event of Default or as to any party not specifically included in such written waiver.


                         VII. INTER-CREDITOR AGREEMENTS

         7.1 FNB-O as Servicer. FNB-O will act as sole servicer of the loans evidenced by the Notes. For purposes of this Article VII, the term Lenders includes Boatmen's and the term Event of Default means any Event of Default hereunder, under any Note, or under the Term Agreement or the Related Loan Agreement. FNB-O will enforce, administer and otherwise deal with the loans made by the Lenders in accordance with safe and prudent banking standards employed by FNB-O in the case of the loan made by FNB-O. Without limiting the generality of the foregoing, FNB-O will, on its own behalf and on behalf of the Lenders: (i) maintain originals of the Operative Documents (excluding the Notes) and the operative documents in connection with the Term Agreement and the Related Loan Agreement; (ii) receive requests for Advances from the Borrower, promptly transmit the same to the Revolving Lenders and make such Advances on behalf of the Revolving Lenders (provided that FNB-O is assured of reimbursement therefor by the other Revolving Lenders for their pro rata shares); (iii) receive payments and prepayments from the Borrower and apply such payments as provided in Section 7.2; (iv) receive notices from the Borrower and send copies thereof to the Lenders if FNB-O has reasonable cause to believe that such Lenders have not received such notice from another source; and (v) advise the Lenders of the occurrence of any material Event of Default which FNB-O obtains actual knowledge of. The Lenders agree not to attempt to take any action against the Borrower under the Operative Documents, the Notes, the Term Agreement or the Related Bank Debt or with respect to the indebtedness evidenced thereby without FNB-O's consent unless holders of two-thirds of the then outstanding aggregate Total Indebtedness of the Borrower to the Lenders (including under the Notes and any similar indebtedness) shall have requested FNB-O to take specific action against the Borrower and FNB-O shall have failed to do so within a reasonable period after receipt of such request. All actions, consents, waivers and approvals by the Lenders shall be deemed taken or given and amendments hereto deemed agreed to if the holders of more than two-thirds of the outstanding aggregate Total Indebtedness of the Borrower to the Lenders shall have indicated their consent thereto. Notwithstanding the foregoing, unanimous approval shall be required for: (i) any reduction or compromise of the principal loan amount of the Notes, the amount or rate of interest accrued or accruing thereon or the fees due hereunder; (ii) extension of the date of any scheduled payment; (iii) permitting the sale of or releasing the security interest of the Lenders in Collateral which comprises more than ten percent (10%) of net book value of fixed assets of the Borrower; and (iv) any amendment of Sections 7.1 or 7.2 hereof. A Revolving Lender's commitment hereunder may not be increased without the consent of such Revolving Lender, it being understood, however, that increases in the total revolving credit facility hereunder may be made with the consent of the holders of more than two-thirds of the outstanding aggregate total outstanding obligation of the Borrower to the Revolving Lenders, so long as such increase does not result in the increase of any non-consenting Revolving Lender's commitment hereunder.

         7.2 Application of Payments. Until the earlier of the occurrence of an Event of Default or any Lender's giving of notice to the others that it deems itself insecure, payments or prepayments made by the Borrower may be applied to the indebtedness designated by the Borrower or otherwise applied as follows:

                  (a) first, to pay interest to date on the Revolving Credit Notes and fees due to the Lenders;

                  (b) second, to make payments due but unpaid under any of the other Notes; and

                  (c) third, pro rata to the Lenders, such pro rata share to be determined as set forth below in subsection (bb) of this Section 7.2.

After the occurrence of an Event of Default or any Lender's giving of notice that it deems itself insecure, payments or prepayments on the Notes received by FNB-O or any of the Lenders and funds realized upon the disposition of any of the Collateral shall be applied as follows:

                  (aa) first, to reimburse FNB-O for any costs, expenses, and disbursements (including attorneys' fees) which may be incurred or made by FNB-0: (i) in connection with its servicing obligations; (ii) in the process of collecting such payments or funds; or (iii) as advances made by FNB-O to protect the Collateral (provided, however, that FNB-O shall have no obligation to make such protective advances); and

                  (bb) second, pari passu among the Lenders, based on their respective pro rata shares of the funds to be applied. Each Lender's pro rata share shall be equal to a fraction, (x) the numerator of which shall be total principal loan amount then outstanding which is owing to each such Lender under its Notes, and (y) the denominator of which shall be the total principal loan amount then outstanding which is owing to the Lenders under all Notes.

Prepayments made pursuant to Section 2.6A of the Term Agreement and payments under the Purchase Agreement shall not be subject to this Section 7.2, it being understood, however, that prepayments under Section 2.6A of the Term Agreement shall not be permitted after the occurrence of an Event of Default without the prior written consent of the Lenders. Except as specifically provided in this
Section 7.2, FNB-O shall have no obligation to repay or prepay any amount due from the Borrower to any of the other Lenders nor shall FNB-O have any obligation to purchase all or a part of any Note hereunder or any Advance made by any Lenders, nor shall the Lenders have any recourse whatsoever against FNB-O with respect to any failure of the Borrower to repay the indebtedness referenced herein.

         7.3 Liability of FNB-O. FNB-O shall not be liable to the Lenders for any error of judgment or for any action taken or omitted to be taken by it hereunder, except for gross negligence or willful misconduct. Without limiting the generality of the foregoing, FNB-O, except as expressly set forth herein,
(a) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no representation or warranty with respect to, and shall not be responsible for, the accuracy, completeness, execution, legality, validity, legal effect or enforceability of this 1996 Revolving Credit Agreement, the Notes, or the other Operative Documents or the operative documents under the Term Agreement or the Related Bank Debt, or the value or sufficiency of any Collateral given by the Borrower or the priority of the Lenders' security interest therein or the financial condition of the Borrower; and (c) shall not be responsible for the performance or observance of any of the terms, covenants or conditions of the Operative Documents, the Existing Term Notes, or the operative documents under any Related Bank Debt on the part of the Borrower and shall not have any duty to inspect the property (including, without limitation, the books and records) of the Borrower.

         7.4 Transfers. No Lender shall subdivide, transfer or grant a participation in its respective Notes or in any Advance hereunder without the prior written consent of FNB-O which consent shall not be unreasonably withheld.

         7.5 Reliance. The Lenders acknowledge that they have been advised that none of the Notes nor any interest therein or related thereto has been (i) registered under the Securities Act of 1933, as amended, nor (ii) insured by the Federal Deposit Insurance Corporation. The Lenders acknowledge that they have received from the Borrower all financial information and other data relevant to their decision to extend credit to the Borrower and that they have independently approved the credit quality of the Borrower.

         7.6 Relationship of Lenders. The Lenders intend for the relationships created by this Agreement to be construed as concurrent direct loans from each Lender respectively to the Borrower. Nothing herein shall be construed as a loan from any Lender to FNB-O or as creating a partnership or joint venture relationship among them.

         7.7 New Lenders. In the event that new Lenders are added to this Agreement, the Term Agreement or the Related Loan Agreement, such Lenders shall be required to agree to the inter-creditor provisions of this Article VII.


                               VIII. MISCELLANEOUS

         8.1 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may not be effectively amended, changed, modified or altered, except in writing executed by all parties.

         8.2 Governing Law. The Operative Documents shall be governed by and construed pursuant to the laws of the State of Nebraska.

         8.3 Notices. Until changed by written notice from one party hereto to the other, all communications under the Operative Documents shall be in writing and shall be hand delivered or mailed by registered mail to the parties as follows:

                  If to the Borrower:

                           DATA TRANSMISSION NETWORK CORPORATION
                           Suite 200
                           9110 West Dodge Road
                           Omaha, Nebraska 68114
                           Attention:  Chief Financial Officer

                  If to the Lenders:

                           FIRST NATIONAL BANK OF OMAHA
                           One First National Center
                           Omaha, Nebraska  68102
                           Attention:  Mr. James P. Bonham

Notices shall be deemed given when mailed, except that any notice by the Borrower under Sections 2.4 and 2.5 shall not be deemed given until received by FNB-O.

         8.4 Headings. The captions and headings herein are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Agreement.

         8.5   Counterparts.   This   Agreement   may  be  executed  in  several
counterparts and such counterparts together shall constitute one and the same instrument.

         8.6 Survival; Successors and Assigns. The covenants, agreements, representations and warranties made herein, and in the certificates delivered pursuant hereto, shall survive the execution and delivery to the Lenders of this Agreement and shall continue in full force and effect so long as any Note or any obligation to the Lenders under any of the Operative Documents is outstanding and unpaid. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Borrower which are contained in this Agreement shall bind the successors and assigns of the Borrower and shall inure to the benefit of the successors and assigns of the Lenders.

         8.7  Severability.   If  any  provision  of  this  Agreement  shall  be
prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         8.8 Assignment. The Borrower may not assign its rights or obligations hereunder and any assignment in contravention of the terms hereof shall be void.

         8.9 Amendments. Any amendment, modification or supplement to this Agreement must be in writing and must be signed by the requisite parties hereto.

         8.10 Consent to Amendments of Existing Documents. The parties hereto expressly consent and agree to the First Amendment to the 1996 Restated Security Agreement, dated as of June 28, 1996, between the Borrower and FNB-O as agent for the Lenders.

         IN WITNESS WHEREOF, the Borrower, Boatmen's and the Revolving Lenders have caused this 1996 Revolving Credit Agreement to be executed by their duly authorized corporate officers as of the day and year first above written.

                                            DATA TRANSMISSION NETWORK
                                            CORPORATION


                                               By      /s/ Brian Larson
                                                       ------------------------
                                               Title:  CFO, Secretary,Treasurer
                                                       ------------------------

                                            FIRST NATIONAL BANK OF OMAHA


                                                 By    /s/ James P. Bonham
                                                       ------------------------
                                               Title:  Vice President
                                                       ------------------------






NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                            INITIALED:    /s/  BL
                                                        ------------------------

                                            Borrower

                                            THE SUMITOMO BANK, LIMITED


                                                   By  /s/ Jayleen R.P. Hague
                                                       ------------------------
                                               Title:  Vice President
                                                       ------------------------

                                                   By  /s/ Teresa A. Lekich
                                                       ------------------------
                                               Title:  Vice President
                                                       ------------------------




NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                            INITIALED:   /s/ BL
                                                       ------------------------

                                            Borrower

                                            FIRST NATIONAL BANK,
                                            WAHOO,NEBRASKA


                                                 By    /s/ Elizabeth E. Rezac
                                                       ------------------------
                                               Title:  2nd Vice President
                                                       ------------------------




NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                            INITIALED:   /s/  BL
                                                       ------------------------
                                            Borrower

                                            NBD BANK


                                                 By    /s/ D.J. Pienta
                                                       ------------------------
                                               Title:  2nd Vice President
                                                       ------------------------










NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                            INITIALED:    /s/  BL
                                                       ------------------------

                                            Borrower

                                            NORWEST BANK NEBRASKA, N.A.



                                                 By    Leslie J. Volk
                                                       ------------------------
                                               Title:  Vice President
                                                       ------------------------












NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                            INITIALED:  /s/  BL
                                                       ------------------------

                                            Borrower

                                            FARM CREDIT SERVICES OF
                                            THE MIDLANDS, PCA


                                                 By    /s/
                                                       ------------------------
                                               Title:  Division President-Credit
                                                       & Chief Credit Officer










NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                            INITIALED:  /s/ BL
                                                        ------------------------
                                            Borrower

                                            MERCANTILE BANK OF ST. LOUIS, N.A.



                                                 By    /s/  Joseph L. Scooter
                                                       ------------------------
                                               Title:  Vice President











NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                            INITIALED:    /s/  BL
                                                       ------------------------

                                            Borrower

                                            FIRST BANK, NATIONAL ASSOCIATION



                                                 By    /s/ Joe Crimmins
                                                       ------------------------
                                               Title:  Senior Vice President
                                                       ------------------------








NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                            INITIALED: /s/  BL
                                                       ------------------------

                                            Borrower

                                            THE BOATMEN'S NATIONAL
                                            BANK OF ST. LOUIS


                                                 By    /s/ Robert D. Homes, Jr.
                                                       ------------------------
                                               Title:  Vice President
                                                       ------------------------










NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                            INITIALED:   /s/  BL
                                                       ------------------------
                                            Borrower

                                    EXHIBIT A



                       TO 1996 REVOLVING CREDIT AGREEMENT
                                     BETWEEN
                          FIRST NATIONAL BANK OF OMAHA,
                      FIRST NATIONAL BANK, WAHOO, NEBRASKA,
                                    NBD BANK,
                          NORWEST BANK NEBRASKA, N.A.,
                   FARM CREDIT SERVICES OF THE MIDLANDS, PCA,
                           THE SUMITOMO BANK, LIMITED,
                       MERCANTILE BANK OF ST. LOUIS, N.A.,
                        FIRST BANK, NATIONAL ASSOCIATION,
                    THE BOATMEN'S NATIONAL BANK OF ST. LOUIS,
                                       AND
                      DATA TRANSMISSION NETWORK CORPORATION



                                  FORM OF NOTES

                        SECURED BUSINESS PROMISSORY NOTE

Omaha, Nebraska                                                  $
                      , 19
----------------------
(Note Date)                                                      (Maturity Date)


                              REVOLVING NOTE TERMS

         On or before June 28, 1997, DATA TRANSMISSION NETWORK CORPORATION ("Maker") promises to pay to the order of [REVOLVING LENDER] ("Lender") the principal sum hereof, which shall be the lesser of Dollars, or so much thereof as may have been advanced by Lender, either directly under this Note or as an advance pursuant to the 1996 Revolving Credit Agreement dated as of June 28, 1996, as amended from time to time (the "Agreement") among Maker and Lender, First National Bank of Omaha, First National Bank, Wahoo, Nebraska, NBD Bank, Norwest Bank Nebraska, N.A., Farm Credit Services of the Midlands, PCA, The Sumitomo Bank, Limited, Mercantile Bank of St. Louis, N.A. and First Bank, National Association (collectively, the "Lenders"). All capitalized terms not defined herein shall have their respective meanings as set forth in the Agreement.

         Interest shall accrue on the principal sum hereof from and including the Note Date above to the earlier of the Maturity Date or the date of Conversion (as such term is defined hereafter) at a variable rate, which shall fluctuate on a monthly basis, equal to the rate announced from time to time by FNB-O as its "National Base Rate" minus .75% (the "Base Rate") plus a margin as determined below. The margin shall be adjusted quarterly after receipt of Maker's Quarterly Compliance Certificate (as defined in the Agreement). Adjustments shall be retroactive to the beginning of the current quarter.

                  (a) If the Quarterly Compliance Certificate shows that, as of the end of the prior quarter, Total Indebtedness was less than 250% of Net Worth, the margin for the current quarter (meaning the quarter in which the certificate is required to be delivered) shall be zero.

                  (b) If the Quarterly Compliance Certificate shows that, as of the end of the prior quarter, Total Indebtedness was equal to or greater than 250% of Net Worth but less than 300% of Net Worth, the margin for the current quarter shall be .25%.

                  (c) If the Quarterly Compliance Certificate shows that, as of the end of the prior quarter, Total Indebtedness was equal to or greater than 300% of Net Worth but less than 350% of Net Worth, the margin for the current quarter shall be .75%.

The Base Rate plus the applicable margin as determined above is hereinafter referred to as the "Revolving Credit Rate." Changes in the Base Rate shall be effective on the first day of each month, based on the Base Rate in effect on such day. Interest shall be due upon the rendering of each monthly invoice therefore by FNB-O.

                                 TERM NOTE TERMS

         Upon the earlier of: (i) June 28, 1997; or (ii) Maker's giving notice of its election to convert the revolving credit loan evidenced by this Note, or any portion thereof, to a term loan, the revolving loan referenced above (or applicable portion thereof) shall be deemed converted to a term loan (the "Conversion"). At the option of the parties, any such term loan may be evidenced by a separate note. Upon Conversion, the availability of principal under the revolving loan shall decrease by the amount of the Converted Debt and the then outstanding principal hereunder shall become due and payable in forty-eight equal installments of principal, with the first such installment due on the last day of the month following Conversion, or, if such day is not a Business Day, on the next succeeding Business Day, subsequent installments due on the last day of each consecutive month thereafter. In any event, the total amount of all unpaid principal and accrued interest hereunder shall be due and payable no later than June 28, 2001.

         After Conversion, interest shall accrue on the principal outstanding from time to time at a variable rate, which shall fluctuate on a monthly basis, which is equal to the Revolving Credit Rate plus .25%. For purposes of computing such variable rate, changes in the Base Rate shall be effective on the first day of each month based on the Base Rate in effect on such day. Notwithstanding anything in the foregoing to the contrary, after Conversion, Maker may elect one of the following alternatives in order to have a fixed interest rate apply to the principal converted and outstanding hereunder after the date of giving notice of such fixed rate election (the "Fixed Rate Notice"):

                  (a) if the Fixed Rate Notice is given within twelve months of Conversion, Maker may elect a fixed rate equal to the greater of (i)the Revolving Credit Rate in effect on the date of the notice, plus .75%, or

                           (ii) 2.00% above the average of the yields on constant maturity Treasury Bonds with maturities of three years and five years, as quoted in the immediately preceding monthly Federal Reserve Statistical Release (the "Release");

                  (b) if the Fixed Rate Notice is given after twelve months but within twenty-four months of Conversion, Maker may elect a fixed rate equal to the greater of

                           (i) the Revolving Credit Rate in effect on the date of the notice, plus .75%, or

                           (ii) 2.00% above the yield on constant maturity Treasury Bonds with a maturity of three years as quoted in the immediately preceding monthly Release;

                  (c) if the Fixed Rate Notice is given after twenty-four months of Conversion but within thirty-six months of Conversion, Maker may elect a fixed rate equal to the greater of

                           (i) the Revolving Credit Rate in effect on the date of the notice, plus .50%, or

                           (ii) 2.00% above the yield on constant maturity Treasury Bonds with a maturity of two years, as quoted in the immediately preceding monthly Release; and

                  (d) if the Fixed Rate Notice is given after thirty-six months of Conversion but prior to the maturity of the term loan, Maker may elect a fixed rate equal to the Revolving Credit Rate in effect on the date of the notice, plus .50%.

Any election of a fixed rate by Maker shall be final and irrevocable. Interest shall be due each month concurrently with the Maker's principal payment. Notwithstanding anything to the contrary elsewhere herein, after an Event of Default has occurred interest shall accrue on the entire outstanding balance of principal and interest at a fluctuating rate equal to the Default Rate. Interest shall be calculated on the basis of the actual number of days outstanding and a 360-day year. Interest shall continue to accrue on the full unpaid balance hereunder notwithstanding any permitted or unpermitted failure of Maker to make a scheduled payment or the fact that a scheduled payment day falls on a day other than a Business Day. If Maker's most recent Quarterly Compliance Certificate shows that, as of the end of the prior quarter, Total Indebtedness was in excess of 300% of Net Worth, the current quarter shall be deemed a "Restricted Quarter." If, any time during a Restricted Quarter (including, without limitation, during any period in such quarter prior to delivery of the Quarterly Compliance Certificate), the interest rate accruing on any Existing Term Note (as defined in the Agreement) or Converted Note is less than 7.50% per annum, a "Trigger Event" shall be deemed to have occurred. Upon the occurrence of a Trigger Event, Maker shall be obligated to pay the following fees: (i)
 .375% of the outstanding principal balance as of the date preceding the Trigger Event of each Existing Term Note or Converted Note which accrues interest at less than seven and one-half percent (7.50%) per annum which amount shall be payable promptly upon invoicing by FNB-O; (ii) the same amount as computed in clause (i), payable on the six-month anniversary of the Trigger Event; and (iii) the same amount as computed in clause (i), payable on the twelve-month anniversary of the Trigger Event.

         Maker may at any time prepay in whole or in part any principal amount outstanding under the Revolving Credit Note or the Converted Note if the Maker has given the Lenders at least two (2) business days prior written notice of its intention to make such prepayment. Any such prepayment may be made without penalty except for a Converted Note as to which interest is accrued at a fixed rate in accordance with clause (a), (b) or (c), in which event a prepayment penalty shall be due to the Lender, at Lender's option, either: (1) the Make-Whole Premium due in respect of such prepayment; or (2) the applicable prepayment fee as set forth below. The applicable prepayment fee for any Converted Note shall be: (i) if interest is accruing at the rate set forth in clause (a) above, the fee shall be 1.50% of the amount of such prepayment; (ii) if interest is accruing at the rate set forth in clause (b) above, the fee shall be .75% of the amount of such prepayment; and (iii) if interest is accruing at the rate set forth in clause (c), the fee shall be .30% of the amount of such prepayment.


                                  GENERAL TERMS

         Payment of this Note and the performance of Maker's obligations under the Agreement ("Obligations") are secured by a security interest granted to First National Bank of Omaha, as agent for the Lenders and others ("Agent"), under a 1996 Restated Security Agreement dated as of May 3, 1996, as amended by the First Amendment to the 1996 Restated Security Agreement dated as of June 28, 1996 (the "Restated Security Agreement") in:

         All of Maker's accounts, accounts receivable, chattel paper, documents, instruments, goods, inventory, equipment, general intangibles, contract rights, all rights of Maker in deposits and advance payments made to Maker by its customers and Subscribers, accounts due from advertisers and all ownership, proprietary, copyright, trade secret and other intellectual property rights in and to computer software (and specifically including, without limitation, all such rights in DTN transmission computer software used in the provision of the Basic DTN Subscription Service and Farm Dayta Service to Maker's Subscribers) and all documentation, source code, information and works of authorship pertaining thereto, all now owned or hereafter acquired and all proceeds and products thereof; and such additional collateral as is more specifically described in the Restated Security Agreement.

         Maker's liability under its Obligations shall not be affected by any of the following:

                  Acceptance or retention by Lender or Agent of other property or interests as security for the Obligations, or for the liability of any person other than a Maker with respect to the Obligations;

                  The release of all or any of the Collateral or other security for any of the Obligations to any Maker;

                  Any release, extension, renewal, modification or compromise of any of the Obligations or the liability of any obligor thereon; or

                  Failure by Lender or Agent to resort to other security or any person liable for any of the Obligations before resorting to the Collateral.

         Neither Lender nor Agent is required to take any action whatsoever in respect of the Collateral. Impairment or destruction of the Collateral shall not release Maker of its liability hereunder.

         Maker represents, warrants and covenants as follows:

                  Maker is authorized to grant to Agent a security interest in the Collateral;

                  This Note, the Agreement and the Restated Security Agreement have been duly authorized, executed and delivered by the Maker and constitute legal, valid and binding obligations of Maker;

                   This Note evidences a loan for business or agricultural purposes; and

                  Maker agrees to pay all costs of collection in connection with this Note, the Agreement and the Restated Security Agreement, including reasonable attorneys' fees and legal expenses.

         Upon the failure of Maker to make any payment of principal or interest when due hereunder or the occurrence of any Event of Default, all of the Obligations shall, at the option of Agent and without notice or demand, mature and become immediately due and payable; and Agent shall have all rights and remedies for default provided by the Uniform Commercial Code, any other applicable law and/or the Obligations.

         All costs and expenses incurred by Lender or Agent in enforcing its rights under this Note or any mortgage, endorsement, surety agreement, guaranty relating thereto are the obligation of Maker and are immediately due and payable. Interest shall accrue on such costs and expenses from the date of incurrence at the rate specified herein for delinquent Note payments. Each Maker, endorser, surety and guarantor hereby waives presentment, protest, demand, notice of dishonor, and the defense of any statute of limitations.

         Without affecting the liability of any Maker, endorser, surety or guarantor, the holder or Agent may, without notice, renew or extend the time for payment, accept partial payments, release or impair any Collateral or other security for the payment of this Note or agree to sue any party liable on it.

         Neither Lender nor Agent shall be deemed to have waived any of its rights upon or under this Note, or under any mortgage, endorsement, surety agreement or guaranty, unless such waivers be in writing and signed by Lender or Agent, as the case may be. No delay or omission on the part of Lender or Agent in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of Lender or Agent on liabilities or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly or concurrently.

         Maker, if more than one, shall be jointly and severally liable hereunder and all provisions hereof regarding the liabilities or security of Maker shall apply to any liability or any security of any or all of them. This Note shall be binding upon the heirs, executors, administrators, assigns or successors of Maker; shall constitute a continuing agreement, applying to all future as well as existing transactions, whether or not of the character contemplated at the date of this Note, and if all transactions between Lender and Maker shall be at any time closed, shall be equally applicable to any new transactions thereafter, provided that Lender's interest in the Collateral shall be limited to the extent provided in the Restated Security Agreement; shall benefit Lender, its successors and assigns; and shall so continue in force notwithstanding any change in any partnership party hereto, whether such change occurs through death, retirement or otherwise.

         All obligations of Maker hereunder shall be payable in immediately available funds in lawful money of the United States of America at the principal office of First National Bank of Omaha in Omaha, Nebraska or at such other address as may be designated by Bank in writing.

         This Note shall be construed according to the laws of the State of Nebraska.

         Unless the content otherwise requires, all terms used herein which are defined in the Uniform Commercial Code shall have the meanings therein stated.

         Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         This Note is given in substitution of that certain Secured Business Promissory Note dated , 1995 in the original principal amount of $ . This Note shall not affect, and there remains outstanding from the Maker to the Lender the Related Bank Debt (as such term is defined in the Agreement) and those certain Secured Business Promissory Notes dated as of July 7, 1992, October 1, 1992, October 12, 1992, October 19, 1992, November 3, 1992, January 4, 1993, February 9, 1993, April 16, 1993, July 8, 1993, August 30, 1994, November 29, 1994 and
February 27, 1995, and all extensions, renewals, and substitutions of or for the foregoing.

         Executed as of this       day of              , l9  .


                                            DATA TRANSMISSION NETWORK
                                            CORPORATION


                                                 By:
                                               Title:

4508J/44-50

                            PROMISSORY NOTE SCHEDULE

                     Loan Advances and Payments of Principal

                      DATA TRANSMISSION NETWORK CORPORATION


                     REVOLVING NOTE ADVANCES AND PAYMENTS:

                         Amount of                         Unpaid
            Amount     Principal Paid      Amount of      Principal     Notation
Date      of Advance     or Prepaid      Interest Paid     Balance      Made By

TERM NOTE:

Date of Conversion:

Amount Due at Date of Conversion:



    Fixed Rate Notice Date:                    Fixed Rate:           %

                         Amount of                         Unpaid
            Amount     Principal Paid      Amount of      Principal     Notation
Date      of Advance     or Prepaid      Interest Paid     Balance      Made By

                                    EXHIBIT B



                       TO 1996 REVOLVING CREDIT AGREEMENT
                                     BETWEEN
                          FIRST NATIONAL BANK OF OMAHA,
                      FIRST NATIONAL BANK, WAHOO, NEBRASKA,
                                    NBD BANK,
                          NORWEST BANK NEBRASKA, N.A.,
                   FARM CREDIT SERVICES OF THE MIDLANDS, PCA,
                           THE SUMITOMO BANK, LIMITED,
                       MERCANTILE BANK OF ST. LOUIS, N.A.,
                        FIRST BANK, NATIONAL ASSOCIATION,
                    THE BOATMEN'S NATIONAL BANK OF ST. LOUIS,
                                       AND
                      DATA TRANSMISSION NETWORK CORPORATION



                               DRAWING CERTIFICATE

                               DRAWING CERTIFICATE
                      DATA TRANSMISSION NETWORK CORPORATION

To induce the First National Bank of Omaha, First National Bank, Wahoo, Nebraska, NBD Bank, Norwest Bank Nebraska, N.A., Farm Credit Services of the
Midlands, PCA, The Sumitomo Bank, Limited, Mercantile Bank of St. Louis, N.A. and First Bank, National Association (the "Revolving Lenders") to make an advance under the 1996 Revolving Credit Agreement (the "Agreement") dated as of June 28, 1996, between the undersigned (the "Borrower"), The Boatmen's National Bank of St. Louis ("Boatmen's"), and the Revolving Lenders (as to Boatmen's and the Revolving Lenders together, (the "Banks"), the Borrower hereby certifies to the Banks that its Operating Cash Flow (as defined in the Agreement) as represented below is true and correct and that there is no default under the aforementioned Agreement, or on any other liability of the Borrower to the Banks.

All information as of:  Date
                                   ------------------------------

a)  Principal on Converted Notes,
    Acquisition Notes, Existing Term Notes,
    and Related Bank Debt Outstanding        $
                                                  ----------------------

b)  Principal on Revolving Credit            $
                                                  ----------------------

c)  ADVANCE REQUEST                          $
                                                  ----------------------

d)  Total Proposed Bank Debt
    (line a + line b + line c)               $
                                                  ----------------------

e)  Most recent month's operating cash flow  $
                                                  ----------------------

f)  Prior month's operating cash flow        $
                                                  ----------------------

g)  Operating Cash Flow
    (average of line e and line f)           $
                                                  ----------------------

h)  36 x Operating Cash Flow                 $
                                                  ----------------------

i)  Excess (line h - line d)                 $
                                                  ----------------------

Name of Borrower:  Data Transmission Network Corporation

Signature:
               ---------------------------------------

Title:
               ---------------------------------------

                                    EXHIBIT C



                       TO 1996 REVOLVING CREDIT AGREEMENT
                                     BETWEEN
                          FIRST NATIONAL BANK OF OMAHA,
                      FIRST NATIONAL BANK, WAHOO, NEBRASKA,
                                    NBD BANK,
                          NORWEST BANK NEBRASKA, N.A.,
                   FARM CREDIT SERVICES OF THE MIDLANDS, PCA,
                           THE SUMITOMO BANK, LIMITED,
                       MERCANTILE BANK OF ST. LOUIS, N.A.,
                        FIRST BANK, NATIONAL ASSOCIATION,
                    THE BOATMEN'S NATIONAL BANK OF ST. LOUIS,
                                       AND
                      DATA TRANSMISSION NETWORK CORPORATION



                              OFFICER'S CERTIFICATE





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                             COMPLIANCE CERTIFICATE
                      DATA TRANSMISSION NETWORK CORPORATION


First National Bank of Omaha                 Date
Attn:  James Bonham
16th & Dodge Streets
Omaha, Nebraska 68102


I certify that Data Transmission Network Corporation is in compliance with the requirements set forth in the 1996 Revolving Credit Agreement (the "Agreement") dated as of June 28, 1996, between First National Bank of Omaha, First National Bank, Wahoo, Nebraska, NBD Bank, Norwest Bank Nebraska, N.A., Farm Credit Services of the Midlands, PCA in care of AgAmerica, FCB, The Sumitomo Bank, Limited, Mercantile Bank of St. Louis, N.A., First Bank, National Association, The Boatmen's National Bank of St. Louis and Data Transmission Network Corporation.

The following calculations are as of (statement date) as required by
Section 4.1(d) of said

Agreement:

Evaluations:

Total Indebtedness/Net Worth =             /         =          %
                                   -------  -------     -------
(for the purposes of this document this calculation will be abbreviated by TI/NW)

Operating Cash Flow:      most recent month    previous month
                          ending               ending

    Net Income (loss)
    Interest Expense
    Depreciation
    Amortization
    Deferred Income Taxes
    Non-Ordinary Non-Cash
       Charges (Credits)

    Total             a)                    b)

    Operating Cash Flow = OCF = (a+b)/2 =


Section 2.3

o   Pricing:                 If TI/NW is less than 250% then the margin is zero.




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                              If TI/NW is equal or  greater  than  250% but less
                              than 300% then the margin is 1/4%. If TI/NW is equal or greater than 300% but less than 350% then the margin is 3/4%.

    Position:                 The Revolving  Credit Rate is  the Base Rate plus
                              zero or 1/4% or 3/4%.


Section 2.5

o Trigger Fee: If TI/NW exceeds 300%, then a one time fee, paid in three installments of 3/8% of the then outstanding principal balances, on any of the Existing Term Notes, Acquisition Notes or Converted Notes which have an interest rate less than 7.5% per annum is due.

    Position:                 A Trigger Event  has/has not  occurred.


Section 4.3

o    Net Worth:        A minimum Net Worth (exclusive of subordinated debt) of
                       $23,500,000 is required.

    Position:          Net Worth (exclusive of subordinated debt)= $
                                                                     -----------


Section 4.4

o    Indebtedness:     At no time will Total Indebtedness exceed 48 x OCF.

    Position:                 (48 x OCF)  -  Total Indebtedness  =
                                          -                      =
                              ----------     -------------------    -----------

o    Indebtedness:     At no time will TI/NW exceed 350%.

    Position:                 TI/NW =      %
                                     -----

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o   Total             At no time will Adjusted Total Indebtedness
    Indebtedness      exceed 60 x OCF
    plus
    subordinated
    debt plus
    guaranty
    contingencies
    (Adjusted
    Total
    Indebtedness or
    ATI):

    Position:                 Adjusted Total Indebtedness = $
                              (60 x OCF) - (ATI) = $


Section 4.15

o    Interest                 The ratio of  OCF to  Interest Expense ("IE") at
    Coverage:                 the end of each quarter will not be less than
                              2.25 to 1.0 (225%).

    Position:                 OCF = $_________________
                              IE = $ _________________
                              OCF/IE = ______________ %

Additional Representations:

    There have/have not been any sale(s) of assets which would require prepayment of the Notes under Section 4.2.

    There has/has not been:

           (i)        a  Change   of Control or  a material  adverse  change in
                      management personnel as defined in Section 4.14 of the Agreement; or

          (ii) a default under Section 6.1(j) or 6.1(l) regarding a change in ownership or control of the Company.

         (iii)        an  indemnity  claim by  Broadcast Partners under Section
                      6.1(m).

Name of Borrower:             Data Transmission Network Corporation

Signature:                    ______________________________________

Title:                        ______________________________________




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